As filed with the Securities and Exchange Commission on October 6, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AQUAVENTURE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

14400 Carlson Circle
Tampa, FL 33626
(813) 855-8636

(Address of Principal Executive Offices)

AquaVenture Holdings Limited 2016 Share Option and Incentive Plan

AquaVenture Holdings Limited 2016 Employee Stock Purchase Plan

AquaVenture Holdings LLC Amended and Restated Equity Incentive Plan

Quench USA Holdings LLC 2014 Equity Incentive Plan

Quench USA, Inc. 2008 Stock Plan

(Full Title of the Plans)

Douglas R. Brown
Chief Executive Officer
14400 Carlson Circle
Tampa, FL 33626
(813) 855-8636

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark H. Burnett, Esq.
Michael J. Minahan, Esq.
Gregg L. Katz, Esq.
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares	5,000,000 shares	(2)	$18.00	(3)	$90,000,000.00	$10,431.00
Ordinary Shares	250,000 shares	(4)	$15.30	(5)	$3,825,000.00	$443.32
Ordinary Shares	109,144 shares	(6)	$21.36	(7)	$2,331,315.84	$270.20
Ordinary Shares	92,566 shares	(8)	$23.66	(9)	$2,190,111.56	$253.84
Ordinary Shares	3,350 shares	(10)	$34.75	(11)	$116,412.50	$13.50
Total	5,455,060 shares				$98,462,839.90	$11,411.86

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares which become issuable under the above-named plans by reason of any share dividend, share split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding ordinary shares.  Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)         Represents ordinary shares reserved for future issuance under the 2016 Share Option and Incentive Plan (the “2016  Plan”). The 2016 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2016 Plan on January 1 of each year. The number of shares added each year will be equal to 4% of the outstanding shares on the immediately preceding December 31.

(3)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on $18.00, the initial public offering price per ordinary share of the registrant set forth on the cover page of the registrant’s prospectus dated October 5, 2016 relating to its initial public offering.

(4)         Represents ordinary shares reserved for future issuance under the 2016 Employee Stock Purchase Plan (the “2016 ESPP”). The 2016 ESPP provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2016 ESPP on January 1, 2017 and each January 1 thereafter through January 1, 2021. The number of shares added each year will be equal to the least of: (i) 1 % percent of the number of shares issued and outstanding on the immediately preceding December 31, (ii) 200,000 shares, or (iii) such number of shares as determined by the administrator of the 2016 ESPP.

(5)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on 85% of $18.00, the initial public offering price per ordinary share set forth on the cover page of the registrant’s prospectus dated October 5, 2016 relating to its initial public offering. Pursuant to the 2016 ESPP, the purchase price of the ordinary shares reserved for issuance thereunder will be 85% of the fair market value of an ordinary share on the first trading day of the offering period or on the exercise date, whichever is less.

(6)         Represents ordinary shares reserved for future issuance under the AquaVenture Holdings LLC Amended and Restated Equity Incentive Plan  (the “Amended and Restated Equity Plan”).

(7)         Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $21.36 per share, the weighted-average exercise price of option awards outstanding under the Amended and Restated Equity Plan as of October 6, 2016.

(8)         Represents ordinary shares reserved for future issuance under the Quench USA Holdings LLC 2014 Equity Incentive Plan (the “Quench Equity Plan”).

(9)         Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $23.66 per share, the weighted-average exercise price of option awards outstanding under the Quench Equity Plan as of October 6, 2016.

(10) Represents ordinary shares reserved for future issuance under the Quench USA, Inc. 2008 Stock Plan (the “Quench 2008 Plan”).

(11) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $34.75 per share, the weighted-average exercise price of option awards outstanding under the Quench 2008 Plan as of October 6, 2016.

Proposed sales to take place as soon after the effective date of the Registration Statement as awards are granted, exercised or distributed under the above-named plans.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.   Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The registrant hereby incorporates by reference into this Registration Statement the following documents filed with the SEC:

(a)         The prospectus filed by the registrant with the SEC pursuant to Rule 424(b) under the Securities Act, on October 6, 2016, relating to the Registration Statement on Form S-1, as amended (File No. 333-207142), which contains the registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)         The description of the registrant’s ordinary shares contained in the registrant’s Registration Statement on Form 8-A (File No. 001-37903), filed by the registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on October 4, 2016, including any amendments or reports filed for the purpose of updating such description.

All documents that the registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all of the ordinary shares offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.           Description of Securities.

Not applicable.

Item 5.           Interests of Named Experts and Counsel.

Not applicable.

Item 6.           Indemnification of Directors and Officers.

The registrant’s amended and restated memorandum and articles of association provide for the indemnification of directors to the fullest extent permissible under the laws of the British Virgin Islands.

The registrant has entered into indemnification agreements with each of its directors and executive officers, in addition to the indemnification provisions provided for in its memorandum and articles of association, and the registrant intends to enter into indemnification agreements with any new directors and executive officers in the future. These indemnification agreements may be broader than the specific indemnification provisions contained under British Virgin Islands law. These indemnification agreements require the registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding.

The registrant has purchased and maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.           Exemption from Registration Claimed.

Not applicable.

Item 8.           Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.

(a)                                 The registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 6th day of October, 2016.

AQUAVENTURE HOLDINGS LIMITED

By:	/s/ Douglas R. Brown
Douglas R. Brown
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Douglas R. Brown, Anthony Ibarguen and Lee S. Muller as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas R. Brown	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	October 6, 2016
Douglas R. Brown

/s/ Anthony Ibarguen	President and Director	October 6, 2016
Anthony Ibarguen

/s/ Lee S. Muller	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	October 6, 2016
Lee S. Muller

/s/ Michael J. Bevan	Director	October 6, 2016
Michael J. Bevan

/s/ Evan Lovell	Director	October 6, 2016
Evan Lovell

/s/ Hugh Evans	Director	October 6, 2016
Hugh Evans

/s/ Paul Hanrahan	Director	October 6, 2016
Paul Hanrahan

	/s/ Brian O’Neill	Director	October 6, 2016
Brian O’Neill

	/s/ Cyril Meduña	Director	October 6, 2016
Cyril Meduña

	/s/ Richard Reilly	Director	October 6, 2016
Richard Reilly

	/s/ David Lincoln	Director	October 6, 2016
David Lincoln

Seven Seas Water Corporation
Authorized Representative in the United States

By:	/s/ Lee S. Muller		October 6, 2016
Name:Lee S. Muller
Title:Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1

Form of Amended and Restated Memorandum and Articles of Association to be in effect prior to the effectiveness of this registration statement (Incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-207142))

4.2

Fourth Amended and Restated Investor Rights Agreement, dated June 6, 2014, by and among AquaVenture Holdings LLC and certain of its shareholders (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-207142))

5.1*	Opinion of Conyers Dill & Pearman
23.1*	Consent of KPMG LLP
23.2*	Consent of KPMG LLP
23.3*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1

2016 Share Option and Incentive Plan, as amended, and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-207142))

99.2	2016 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.31 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-207142))
99.3	AquaVenture Holdings LLC Amended and Restated Equity Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-207142))
99.4	2014 Equity Incentive Plan of Quench USA Holdings LLC (Incorporated by reference to Exhibit 10.34 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-207142))
99.5	Quench USA, Inc. 2008 Stock Plan (Incorporated by reference to Exhibit 10.36 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-207142))

*                                         Filed herewith.